DHI Group Reports Third Quarter 2026 Results; ClearanceJobs Revenue Increases 18% and Bookings Grow 32%

Company Narrows Full-Year Revenue Guidance to $124–$126 Million and Raises Adjusted EBITDA Margin Guidance to 26%

CENTENNIAL, Colorado, November 4th, 2026 - Today, DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”) announced its financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Financial Highlights Compared to the Third Quarter 2025(1)

▪Total revenue was $32.2 million, consistent with the year ago quarter.
•ClearanceJobs revenue was $16.5 million, up 18%.
•Dice revenue was $15.7 million, down 13%.
▪Total bookings were $27.9 million, up 10%.
•ClearanceJobs bookings were $15.8 million, up 32%.
•Dice bookings were $12.1 million, down 9%.
▪Net income was $2.4 million, or $0.06 per diluted share, a net income margin of 7%, compared to net loss of $4.3 million, or $0.10 per diluted share, a net loss margin of negative 13%.
▪Non-GAAP earnings per share was $0.10 per diluted share, compared to $0.09 per diluted share.
▪Adjusted EBITDA was $8.9 million, an Adjusted EBITDA Margin of 28% compared to Adjusted EBITDA of $10.3 million, an Adjusted EBITDA Margin of 32%.
•ClearanceJobs Adjusted EBITDA was $6.7 million with a 41% Adjusted EBITDA Margin, compared to Adjusted EBITDA of $5.9 million, and a 43% Adjusted EBITDA Margin.
•Dice Adjusted EBITDA was $4.0 million with a 25% Adjusted EBITDA Margin, compared to Adjusted EBITDA of $6.2 million, and a 34% Adjusted EBITDA Margin.
▪Cash flow from operations was $7.2 million, compared to $4.8 million while fixed asset purchases increased $0.3 million, or 19%, to $1.9 million, to generate free cash flow of $5.3 million, compared to $3.2 million.
▪Cash was $3.2 million at quarter end compared to $2.9 million at the end of last year.
▪Total debt remained flat at $30.0 million compared to the end of last year, and down $2.0 million sequentially.
▪The Company repurchased 0.9 million shares for $3.8 million in the third quarter under its stock repurchase program and from the vesting of share-based awards.

(1) See definition of bookings and see "Notes Regarding the Use of Non-GAAP Financial Measures" related to Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP Earnings Per Share, and Free Cash Flow, later in this press release.

Commenting on the results, Art Zeile, President and CEO of DHI Group, said:

“Our third-quarter results reflect growing momentum at ClearanceJobs and continued progress at Dice. ClearanceJobs delivered 32% year-over-year bookings growth and 18% revenue growth. Importantly, excluding Point Solutions Group, bookings increased 15%, reflecting stronger sales execution and growing demand for cleared talent. Our ClearanceJobs new-business team delivered its strongest bookings quarter in the platform’s 24-year history, and recruitment package customer count increased sequentially. We believe this progress, together with demand from traditional defense contractors, emerging defense technology companies and allied defense firms expanding in the United States, positions ClearanceJobs for sustained growth.

“At Dice, the year-over-year bookings decline narrowed for the second consecutive quarter, reflecting progress in our efforts to stabilize the business. Although enterprise renewal spending remains under pressure, our new-business sales performance and demand for specialized technology talent provide encouraging signs. As AI initiatives create new requirements for experienced technology professionals, we believe Dice’s skills-based marketplace is well positioned to serve employers’ evolving needs. We remain focused on improving customer retention and sales execution while building on ClearanceJobs’ momentum to create long-term shareholder value.”

Greg Schippers, CFO of DHI Group, commented:

“Our third-quarter performance demonstrates the cash-generating strength of our business model. Disciplined expense management and solid collections supported strong free cash flow, enabling us to reduce debt by $2 million in the quarter while repurchasing approximately 900,000 shares for $3.8 million.

“We continue to balance investment in our growth opportunities with financial discipline, debt reduction and returning capital to shareholders. At ClearanceJobs, our focus is on translating stronger bookings into sustained revenue growth. At Dice, we are managing expenses carefully while supporting initiatives to improve customer retention and new-business performance. Our recurring revenue base and cash generation provide flexibility to pursue these priorities.”

Fiscal 2026 Financial Guidance

DHI is providing its fourth-quarter 2026 outlook, narrowing its full-year revenue guidance range and raising its full-year Adjusted EBITDA margin guidance for DHI to 26% and Dice to 25% while maintaining ClearanceJobs at 40%.

	ClearanceJobs		Dice		DHI
	Q4 2026	FY 2026	Q4 2026	FY 2026	Q4 2026	FY 2026
Revenues	$16M-$17M	$62M-$63M	$15M-$16M	$62M-$63M	$31M-$33M	$124M-$126M

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Greg Schippers, Chief Financial Officer, will host a conference call today, November 4, 2026, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and recent developments.

The call can be accessed by dialing 1-844-890-1790 (in the U.S.) or 1-412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and will be available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc. (NYSE: DHX) is a provider of AI-powered career marketplaces that focus on technology roles. DHI’s two brands, ClearanceJobs and Dice, enable recruiters and hiring managers to efficiently search for and connect with highly skilled technology professionals based on the skills requested. The Company’s patented algorithm manages over 100,000 unique technology skills. Additionally, our marketplaces allow tech professionals to find their ideal next career opportunity, with relevant advice and personalized insights. Learn more at www.dhigroupinc.com.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future financial condition, liquidity and results of operations, including expectations (financial or otherwise), our strategy, plans, objectives, and intentions, growth potential, and statements regarding our financial outlook. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” "target" or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, a write-off of all or a part of our goodwill and intangible assets, backlog not accurately representing future revenue, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business and the development of new products and services, macroeconomic conditions, including government shutdowns, the impact of initiatives to restructure or streamline government agencies, such as DOGE, the risk that AI models will reduce demand for technology professionals in the workforce, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, a review of strategic alternatives may occur from time to time and the possibility that such review will not result in a transaction, inability to successfully integrate future acquisitions or identify and consummate future acquisitions, misappropriation or misuse of our intellectual property, claims against us for intellectual property infringement or failure to enforce our ownership of intellectual property, failure to attract and retain users who create and post original content on our web properties, taxation risks in various jurisdictions and the potential for unfavorable decisions related to tax assessments, taxation risks impacting our liability or past sales, and ability to make future sales, downturns in our customers' businesses, our indebtedness and our ability to borrow funds under our revolving credit facility or refinance our indebtedness, restrictions on our current and future operations under such indebtedness, development and use of artificial intelligence, failure to timely and efficiently scale, adapt and maintain our technology and infrastructure, capacity constraints, system failures or breaches of network security, usefulness of our candidate profiles to our customers, decreases in our user engagement, changes in search engines' methodologies, failure to halt operations of third-party websites aggregating our data, our reliance on third-party hosting facilities, our compliance with laws and regulations, U.S. and foreign government regulation of the Internet and taxation, failure to attract or retain key executives and personnel, our ability to navigate the cyclicality or downturns of the U.S. and worldwide economies, litigation related to infringement or other claims regarding our services or content, our ability to defend ownership of our intellectual property, global climate change, compliance with the continued listing standards of the New York Stock Exchange, volatility in our stock price, differences between estimates of financial projections and future results, failure to maintain controls over financial reporting, results of operations fluctuating on a quarterly and annual basis, our Section 382 Rights Plan may have an anti-takeover effect, anti-takeover provisions in our governing documents may make changes to management difficult, and disruption resulting from unsolicited offers to purchase the company. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable federal securities laws.

Investor Contact
Todd Kehrli
PondelWilkinson, Inc.
212-448-4181
ir@dhigroupinc.com

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or alternatives to, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and non-GAAP Earnings Per Share provides useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented. The non-GAAP measures apply to consolidated results or other measures as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Non-GAAP Earnings Per Share

Non-GAAP Earnings Per Share is a non-GAAP performance measure that management believes is useful to investors and management in understanding our ongoing operations and in the analysis of operating trends. Non-GAAP Earnings Per Share is computed as diluted earnings per share plus or minus the impacts of certain non-cash and other items, including non-cash stock-based compensation, impairments, costs related to reorganizing the Company, including severance and related costs, gains or losses on investments, restructuring charges, and discrete tax items.

Non-GAAP Earnings Per Share is not a measurement of our financial performance under GAAP and should not be considered as an alternative to diluted earnings per share, net income, or any other performance measures derived in accordance with GAAP as a measure of our profitability.
Free Cash Flow

We define free cash flow as net cash provided by operating activities minus fixed asset purchases. We believe free cash flow is an important non-GAAP measure for investors as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. Management uses free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it includes cash used for fixed asset purchases during the period.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures used by management to measure operating performance. Management uses Adjusted EBITDA and Adjusted EBITDA Margin as performance measures for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses these measures to calculate amounts of performance-based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, and items such as non-cash stock-based compensation, certain write-offs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, losses from equity method investments, transaction costs in connection with the credit agreement, deferred revenue written off in connection with acquisition purchase accounting adjustments, write-off of non-cash stock-based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, impairment of investment and goodwill, restructuring charges and losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, including income from equity method investments, interest income, business interruption insurance proceeds, and gains related to legal claims that are unusual in nature or infrequent.
Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by revenue.
We also consider Adjusted EBITDA and Adjusted EBITDA Margin, as defined above, to be important indicators to investors because they provide information related to our ability to provide cash flows to meet future debt service, capital expenditures, working capital requirements, and to fund future growth. We present Adjusted EBITDA and Adjusted EBITDA Margin as supplemental performance measures because we believe that these measures provide our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We understand that although Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our liquidity or results as reported under GAAP. Some limitations are:

•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate Adjusted EBITDA and Adjusted EBITDA Margin differently than we do, limiting their usefulness as comparative measures.
To compensate for these limitations, management evaluates our liquidity by considering the economic effect of excluded expense items independently, as well as in connection with its analysis of cash flows from operations and through the use of other financial measures, such as capital expenditure budget variances, investment spending levels and return on capital analysis.
Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, operating income, net income, net income margin, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability or liquidity.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenues	$32,240	$32,123	$93,274	$96,451

Operating expenses:
Cost of revenue	6,715	4,589	17,773	15,069
Product development	3,199	2,877	9,212	9,857
Sales and marketing	10,026	9,082	28,277	30,751
General and administrative	5,827	6,974	18,878	20,688
Depreciation	2,307	3,362	7,554	11,107
Amortization	304	126	842	126
Restructuring	—	—	—	6,486
Impairment of intangible assets	—	9,600	—	9,600
Impairment of goodwill	—	—	—	7,800
Total operating expenses	28,378	36,610	82,536	111,484
Operating income (loss)	3,862	(4,487)	10,738	(15,033)
Income (loss) from equity method investment	1	60	(39)	87
Interest expense and other	(567)	(614)	(1,807)	(1,893)
Income (loss) before income taxes	3,296	(5,041)	8,892	(16,839)
Income tax expense (benefit)	885	(772)	2,352	(1,978)
Net income (loss)	$2,411	$(4,269)	$6,540	$(14,861)

Basic earnings (loss) per share	$0.06	$(0.10)	$0.16	$(0.33)
Diluted earnings (loss) per share	$0.06	$(0.10)	$0.15	$(0.33)

Weighted-average basic shares outstanding	40,493	44,823	40,835	45,224
Weighted-average diluted shares outstanding	42,182	44,823	42,283	45,224

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash flows from (used in) operating activities:
Net income (loss)	$2,411	$(4,269)	$6,540	$(14,861)
Adjustments to reconcile net income (loss) to net cash flows from (used in) operating activities:
Depreciation	2,307	3,362	7,554	11,107
Amortization	304	126	842	126
Deferred income taxes	671	(789)	1,506	(1,187)
Amortization of deferred financing costs	42	37	120	109
Stock-based compensation	1,005	1,284	3,084	3,911
Loss (income) from equity method investment	(1)	(60)	39	(87)
Impairment of intangible assets	—	9,600	—	9,600
Impairment of goodwill	—	—	—	7,800
Change in accrual for unrecognized tax benefits	(7)	23	33	(309)
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	1,545	1,631	4,389	6,018
Prepaid expenses and other assets	(525)	(142)	562	726
Capitalized contract costs	(25)	623	(11)	598
Accounts payable and accrued expenses	3,684	(635)	314	(3,048)
Income taxes receivable/payable	(65)	27	(152)	(1,699)
Deferred revenue	(4,140)	(5,877)	(2,620)	(4,475)
Other, net	(10)	(178)	(495)	(452)
Net cash flows from operating activities	7,196	4,763	21,705	13,877
Cash flows used in investing activities:
Payment for acquisitions, net of cash acquired	(100)	(1,400)	(5,288)	(1,400)
Purchases of fixed assets	(1,888)	(1,593)	(5,146)	(5,778)
Net cash flows used in investing activities	(1,988)	(2,993)	(10,434)	(7,178)
Cash flows from (used in) financing activities:
Payments on long-term debt	(2,000)	—	(39,000)	(8,000)
Proceeds from long-term debt	—	—	39,000	6,000
Financing costs paid	—	—	(576)	—
Payments under stock repurchase plan	(3,695)	(2,082)	(9,433)	(4,517)
Purchase of treasury stock related to taxes on vested restricted and performance stock units	(112)	(174)	(1,060)	(1,669)
Proceeds from issuance of common stock through ESPP	—	—	60	81
Net cash flows used in financing activities	(5,807)	(2,256)	(11,009)	(8,105)
Net change in cash for the period	(599)	(486)	262	(1,406)
Cash, beginning of period	3,769	2,782	2,908	3,702
Cash, end of period	$3,170	$2,296	$3,170	$2,296

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	September 30, 2026	December 31, 2025
Current assets
Cash	$3,170	$2,908
Accounts receivable, net	14,993	17,963
Income taxes receivable	300	148
Prepaid and other current assets	3,314	3,461
Total current assets	21,777	24,480
Fixed assets, net	10,895	13,288
Capitalized contract costs	6,493	6,482
Operating lease right-of-use assets	3,901	4,366
Investments	917	965
Acquired intangible assets	16,625	15,467
Goodwill	122,741	120,612
Other assets	2,661	2,583
Total assets	$186,010	$188,243

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$14,261	$13,636
Deferred revenue	37,012	39,653
Operating lease liabilities	1,067	1,788
Total current liabilities	52,340	55,077
Deferred revenue	307	286
Operating lease liabilities	7,366	7,390
Long-term debt	30,000	30,000
Deferred income taxes	1,622	116
Accrual for unrecognized tax benefits	602	569
Other long-term liabilities	84	298
Total liabilities	92,321	93,736
Total stockholders’ equity	93,689	94,507
Total liabilities and stockholders’ equity	$186,010	$188,243

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, we have provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most directly comparable GAAP measure. A statement of operations and statement of cash flows for the three and nine month periods ended September 30, 2026 and 2025 and balance sheets as of September 30, 2026 and December 31, 2025 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Revenue
	Q3 2026	Q3 2025	$ Change	% Change
ClearanceJobs	$16,507	$13,937	$2,570	18%
Dice	15,733	18,186	(2,453)	(13)%
Total Revenue	$32,240	$32,123	$117	—%

Net income (loss) [1]	$2,411	$(4,269)	$6,680	n.m.
Net income (loss) margin[2]	7%	(13)%	n.m.	n.m.
Diluted earnings (loss) per share[1]	$0.06	$(0.10)	$0.16	n.m.
Non-GAAP earnings per share[4]	$0.10	$0.09	$0.01	11%
Adjusted EBITDA[4]	$8,909	$10,273	$(1,364)	(13)%
Adjusted EBITDA margin2 4	28%	32%	n.m.	n.m.

	Revenue
	YTD 2026	YTD 2025	$ Change	% Change
ClearanceJobs	$46,057	$40,940	$5,117	12%
Dice	47,217	55,511	(8,294)	(15)%
Total Revenue	$93,274	$96,451	$(3,177)	(3)%

Net income (loss)[3]	$6,540	$(14,861)	$21,401	n.m.
Net income (loss) margin[2]	7%	(15)%	n.m.	n.m.
Diluted earnings (loss) per share[3]	$0.15	$(0.33)	$0.48	n.m.
Non-GAAP earnings per share[4]	$0.27	$0.21	$0.06	29%
Adjusted EBITDA[4]	$25,369	$25,748	$(379)	(1)%
Adjusted EBITDA margin2 4	27%	27%	n.m.	n.m.

(1) For the three months ended September 30, 2026, net income and diluted earnings per share includes the net negative impact of non-cash stock-based compensation and severance, professional fees and related costs of $2.4 million ($1.8 million net of tax), or $0.04 per diluted share. For the three months ended September 30, 2025, net loss and diluted loss per share includes the net negative impact of non-cash stock-based compensation, impairments, and severance, professional fees, and related costs of $11.3 million ($8.5 million net of tax), resulting in a net negative impact of $8.5 million, or $0.19 per diluted share
(2) Net income (loss) margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.
(3) For the nine months ended September 30, 2026, net income and diluted earnings per share includes the net negative impact of non-cash stock-based compensation and severance, professional fees and related costs of $6.2 million ($4.7 million net of tax), and discrete tax items of $0.1 million, resulting in a net negative impact of $4.8 million, or $0.12 per diluted share. For the nine months ended September 30, 2025, net loss and diluted loss per share includes the net negative impact of non-cash stock-based compensation, restructuring, impairments, and severance, professional fees, and related costs of $29.5 million ($24.1 million net of tax) and discrete tax items of $0.2 million, resulting in a net negative impact of $24.3 million, or $0.54 per diluted share.

(4) See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Bookings[1]
	Q3 2026	Q3 2025	$ Change	% Change
ClearanceJobs	$15,765	$11,967	$3,798	32%
Dice	12,147	13,417	(1,270)	(9)%
Total Bookings	$27,912	$25,384	$2,528	10%

	YTD 2026	YTD 2025	$ Change	% Change
ClearanceJobs	$48,139	$40,353	$7,786	19%
Dice	45,736	54,276	(8,540)	(16)%
Total Bookings	$93,875	$94,629	$(754)	(1)%

(1) Bookings represent the value of all contractually committed services in which the contract start date is during the period and will be recognized as revenue within 12 months of the contract start date. For contracts that extend beyond 12 months, the value of those contracts beyond 12 months is recognized as bookings on each annual anniversary of each contract start date valued as the amount of revenue that will be recognized within 12 months of the respective anniversary date.

	Average Annual Revenue per Recruitment Package Customer[1]
	Q3 2026	Q3 2025	$ Change	% Change
ClearanceJobs	$29,228	$26,601	$2,627	10%
Dice	$16,399	$15,727	$672	4%

	YTD 2026	YTD 2025	$ Change	% Change
ClearanceJobs	$28,256	$26,144	$2,112	8%
Dice	$15,921	$15,848	$73	—%

(1) Calculated by dividing recruitment package customer revenue by the daily average count of recruitment package customers during each month, adjusted to reflect a 30-day month. The simple average of each month is used to derive the amount for each period and then annualized to reflect 12 months.

	Renewal Rates
Renewal Rate on Revenue(1):	Q3 2026	Q3 2025	YTD 2026	YTD 2025
ClearanceJobs	93%	85%	89%	89%
Dice	67%	69%	68%	71%

Renewal Rate on Count(2):
ClearanceJobs	73%	76%	71%	77%
Dice	58%	68%	58%	68%

(1) Represents the annual contract value renewed for all recruitment package contracts up for renewal in the period.
(2) Represents the total number of recruitment package contracts that renewed relative to the total number of recruitment package contracts up for renewal in the period.

	Retention Rates[1]
	Q3 2026	Q3 2025	YTD 2026	YTD 2025
ClearanceJobs	111%	106%	108%	105%
Dice	92%	92%	97%	95%

(1) For customers that renewed their annual recruitment packages during the period, the retention rate represents the annual contract value renewed, relative to the previous annual contract value.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Recruitment Package Customers
	September 30, 2026	September 30, 2025	Change	% Change
ClearanceJobs	1,764	1,822	(58)	(3)%
Dice	3,452	4,239	(787)	(19)%

	Deferred Revenue and Backlog[1]
	September 30, 2026	December 31, 2025	$ Change	% Change	September 30, 2025	$ Change	% Change
Deferred Revenue	$37,319	$39,939	$(2,620)	(7)%	$40,982	$(3,663)	(9)%
Contractual commitments not invoiced	50,137	59,632	(9,495)	(16)%	53,289	(3,152)	(6)%
Backlog	$87,456	$99,571	$(12,115)	(12)%	$94,271	$(6,815)	(7)%

(1) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

	Non-GAAP Earnings Per Share
	Q3 2026	Q3 2025	YTD 2026	YTD 2025
Reconciliation of Diluted Earnings (Loss) Per Share to Non-GAAP Earnings per Share:
Diluted earnings (loss) per share	$0.06	$(0.10)	$0.15	$(0.33)
Non-cash stock-based compensation(1)	0.02	0.03	0.07	0.08
Non-cash stock-based compensation, tax impact(2)	(0.01)	(0.01)	(0.02)	(0.02)
Impairments(1)	—	0.21	—	0.38
Impairments, tax impact(2)	—	(0.05)	—	(0.05)
Severance, professional fees and related costs(1)	0.04	0.01	0.07	0.04
Severance, professional fees and related costs, tax impact(2)	(0.01)	—	(0.02)	(0.01)
Restructuring(1)	—	—	—	0.14
Restructuring, tax impact(2)	—	—	—	(0.04)
Other(3)	—	—	0.02	0.02
Non-GAAP earnings per share	$0.10	$0.09	$0.27	$0.21

Weighted average shares outstanding used in computing diluted earnings (loss) per share	42,182	44,823	42,283	45,224
Weighted average shares outstanding used in computing non-GAAP earnings per share	42,182	46,024	42,283	45,830

(1) Non-GAAP adjustment is presented on a gross basis, which excludes the impact of income taxes.
(2) The Company utilized a federal rate plus a net state rate that excluded the impact of share-based compensation awards and other discrete items to calculate its non-GAAP blended statutory income tax rate of 25% for the three and nine month periods ended September 30, 2026 and 2025. The non-GAAP rate has been applied to compute the tax impact of non-GAAP adjustments.
(3) Adjusts, as applicable, for the share impact of common stock equivalents, where dilutive, and for the impacts of rounding.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Free Cash Flow[1]
	Q3 2026	Q3 2025	$ Change	% Change
Reconciliation of Cash provided by operating activities to Free Cash Flow:
Cash provided by operating activities	$7,196	$4,763	$2,433	51%
Less:
Capitalized development costs[2]	1,576	1,507	69	5%
Other fixed asset purchases	312	86	226	263%
Total fixed asset purchases	1,888	1,593	295	19%
Free Cash Flow	$5,308	$3,170	$2,138	67%

	YTD 2026	YTD 2025	$ Change	% Change
Cash provided by operating activities	$21,705	$13,877	$7,828	56%
Less:
Capitalized development costs[2]	4,765	5,375	(610)	(11)%
Other fixed asset purchases	381	403	(22)	(5)%
Total fixed asset purchases	5,146	5,778	(632)	(11)%
Free Cash Flow	$16,559	$8,099	$8,460	104%

(1) See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in this press release.
(2) Capitalized development costs consists of capitalized software costs and website development costs.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Adjusted EBITDA Reconciliations
	Q3 2026	Q3 2025	YTD 2026	YTD 2025
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$2,411	$(4,269)	$6,540	$(14,861)
Interest expense	567	614	1,807	1,893
Income tax expense (benefit)	885	(772)	2,352	(1,978)
Depreciation	2,307	3,362	7,554	11,107
Amortization	304	126	842	126
Non-cash stock based compensation	1,005	1,284	3,084	3,883
Loss (income) from equity method investment	(1)	(60)	39	(87)
Impairment of intangible assets	—	9,600	—	9,600
Impairment of goodwill	—	—	—	7,800
Severance, professional fees and related costs	1,431	388	3,151	1,779
Restructuring	—	—	—	6,486
Adjusted EBITDA	$8,909	$10,273	$25,369	$25,748

Reconciliation of Cash Flows from Operating Activities to Adjusted EBITDA:
Net cash flows from operating activities	$7,196	$4,763	$21,705	$13,877
Interest expense	567	614	1,807	1,893
Amortization of deferred financing costs	(42)	(37)	(120)	(109)
Income tax expense (benefit)	885	(772)	2,352	(1,978)
Deferred income taxes	(671)	789	(1,506)	1,187
Change in accrual for unrecognized tax benefits	7	(23)	(33)	309
Change in accounts receivable	(1,545)	(1,631)	(4,389)	(6,018)
Change in deferred revenue	4,140	5,877	2,620	4,475
Severance, professional fees and related costs	1,431	388	3,151	1,779
Restructuring	—	—	—	6,486
Changes in working capital and other	(3,059)	305	(218)	3,847
Adjusted EBITDA	$8,909	$10,273	$25,369	$25,748

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Three Months Ended September 30, 2026
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$5,180	$1,150	$(3,034)	$3,296
Interest expense	—	—	567	567
Depreciation	602	1,705	—	2,307
Amortization	304	—	—	304
Non-cash stock based compensation	166	235	604	1,005
Loss from equity method investment	—	—	(1)	(1)
Severance, professional fees and related costs	490	920	21	1,431
Adjusted EBITDA	$6,742	$4,010	$(1,843)	$8,909

Reconciliation of Adjusted EBITDA Margin:
Revenue	$16,507	$15,733	$—	$32,240

Income (loss) before income taxes	$5,180	$1,150	$(3,034)	$3,296
Income before income taxes margin(1)	31%	7%	n.m.	10%

Adjusted EBITDA	$6,742	$4,010	$(1,843)	$8,909
Adjusted EBITDA margin(1)	41%	25%	n.m.	28%

	Three Months Ended September 30, 2025
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$4,970	$(6,334)	$(3,677)	$(5,041)
Interest expense	—	—	614	614
Depreciation	669	2,693	—	3,362
Amortization	126	—	—	126
Non-cash stock based compensation	162	299	823	1,284
Income from equity method investment	—	—	(60)	(60)
Impairment of intangible assets	—	9,600	—	9,600
Severance, professional fees and related costs	20	(37)	405	388
Adjusted EBITDA	$5,947	$6,221	$(1,895)	$10,273

Reconciliation of Adjusted EBITDA Margin:
Revenue	$13,937	$18,186	$—	$32,123

Income (loss) before income taxes	$4,970	$(6,334)	$(3,677)	$(5,041)
Income (loss) before income taxes margin(1)	36%	(35)%	n.m.	(16)%

Adjusted EBITDA	$5,947	$6,221	$(1,895)	$10,273
Adjusted EBITDA margin(1)	43%	34%	n.m.	32%

(1) Income (Loss) Before Income Taxes Margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Nine Months Ended September 30, 2026
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$14,329	$4,751	$(10,188)	$8,892
Interest expense	—	—	1,807	1,807
Depreciation	1,833	5,721	—	7,554
Amortization	842	—	—	842
Non-cash stock based compensation	451	803	1,830	3,084
Income (loss) from equity method investment	—	—	39	39
Severance, professional fees and related costs	933	1,248	970	3,151
Adjusted EBITDA	$18,388	$12,523	$(5,542)	$25,369

Reconciliation of Adjusted EBITDA Margin:
Revenue	$46,057	$47,217	$—	$93,274

Income (loss) before income taxes	$14,329	$4,751	$(10,188)	$8,892
Income (loss) before income taxes margin(1)	31%	10%	n.m.	10%

Adjusted EBITDA	$18,388	$12,523	$(5,542)	$25,369
Adjusted EBITDA margin(1)	40%	27%	n.m.	27%

	Nine Months Ended September 30, 2025
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$14,095	$(17,626)	$(13,308)	$(16,839)
Interest expense	—	—	1,893	1,893
Depreciation	2,245	8,862	—	11,107
Amortization	126	—	—	126
Non-cash stock based compensation	582	1,290	2,011	3,883
Income from equity method investment	—	—	(87)	(87)
Impairment of intangible assets	—	9,600	—	9,600
Impairment of goodwill	—	7,800	—	7,800
Severance, professional fees and related costs	304	48	1,427	1,779
Restructuring	372	3,844	2,270	6,486
Adjusted EBITDA	$17,724	$13,818	$(5,794)	$25,748

Reconciliation of Adjusted EBITDA Margin:
Revenue	$40,940	$55,511	$—	$96,451

Income (loss) before income taxes	$14,095	$(17,626)	$(13,308)	$(16,839)
Income (loss) before income taxes margin(1)	34%	(32)%	n.m.	(17)%

Adjusted EBITDA	$17,724	$13,818	$(5,794)	$25,748
Adjusted EBITDA margin(1)	43%	25%	n.m.	27%
(1) Income (Loss) Before Income Taxes Margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)
A reconciliation of Adjusted EBITDA Margin for the three and nine months ended September 30, 2026 and 2025 follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$32,240	$32,123	$93,274	$96,451

Net income (loss)	$2,411	$(4,269)	$6,540	$(14,861)
Net income (loss) margin(1)	7%	(13)%	7%	(15)%

Adjusted EBITDA	$8,909	$10,273	$25,369	$25,748
Adjusted EBITDA Margin(1)	28%	32%	27%	27%
(1) Net income (loss) margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.

Guidance
Earlier in this press release, the Company provided guidance for Adjusted EBITDA margin, which is a non-GAAP financial measure. We are unable to reconcile expected Adjusted EBITDA margin to its nearest GAAP measure without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of items such as non-cash stock-based compensation, impairments, income tax expense, gains or losses from equity method investments, severance, professional fees and related costs, and restructuring charges. By their very nature, these items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of this non-GAAP financial measure without unreasonable efforts.